Exhibit 3.2

SECOND AMENDED AND RESTATED

BYLAWS

OF

OPEN LENDING CORPORATION

ARTICLE 1. OFFICES

1.1	Registered Office.

The registered office of the Corporation shall be located at such place in Delaware as the Board of Directors from time to time determines and sets forth in the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).

1.2	Other Offices.

The Corporation may also have offices or branches at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.

ARTICLE 2. MEETINGS OF STOCKHOLDERS

2.1	Time and Place.

All meetings of the stockholders shall be held at such place, if any, and time as the Board of Directors determines.

2.2	Annual Meetings.

An annual meeting of stockholders shall be held on a date to be determined by the Board of Directors. At the annual meeting, the stockholders shall elect directors and transact such other business as is properly brought before the meeting. If the annual meeting is not held on its designated date, the Board of Directors shall cause it to be held as soon thereafter as convenient.

2.3	Special Meetings.

Special meetings of the stockholders, for any purpose, (a) may be called by the Corporation’s chief executive officer or the Board of Directors, and (b) shall be called by the President or Secretary upon written request (stating the purpose for which the meeting is to be called) of the holders of a majority of all the shares entitled to vote at the meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the Corporation’s notice of the meeting.

2.4	Notice of Meetings.

Written notice or notice by electronic transmission of each stockholders’ meeting, stating the place, if any, date and time of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be given (in the manner described in Section 5.1 below) not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at the meeting, or such other period as required by applicable law. If a stockholder or proxy holder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice. Notice of adjourned meetings is governed by Section 2.6 below.

2.5	List of Stockholders.

The officer or agent who has charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the stockholders entitled to vote at a stockholders’ meeting or any adjourned stockholders’ meeting. The list shall be arranged alphabetically within each class and series and shall show the address of, and the number of shares held by, each stockholder. Such list may be examined by any stockholder, at the stockholder’s expense, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network or other electronic means as permitted by applicable law. If the meeting is to be held at a place, the list shall be produced at the time and place, if any, of the meeting and may be inspected by any stockholder during the entire meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.

2.6	Quorum; Adjournment.

At all stockholders’ meetings, the stockholders present in person or represented by proxy who, as of the record date for the meeting, were holders of shares entitled to cast a majority of the votes at the meeting, shall constitute a quorum. Once a quorum is present at a meeting, all stockholders present in person or represented by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Regardless of whether a quorum is present, a stockholders’ meeting may be adjourned to another time and place, if any, by a vote of the shares present in person or by proxy without notice if the time, and place, if any, to which the meeting is adjourned are announced at the meeting at which adjournment is taken; provided, that (a) at the adjourned meeting, only business that might have been transacted at the original meeting may be transacted if a notice of the adjourned meeting is not given, (b) if the adjournment is for more than 30 days or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record on the record date entitled to vote at the meeting, and (c) a stockholder or proxy holder may be present and vote at the adjourned meeting by a means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.

2.7	Voting.

Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share having voting power held by such stockholder and on each matter submitted to a vote. A vote may be cast orally, in writing or by electronic transmission.

When an action, other than the election of directors, is to be taken by vote of the stockholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on such action, except as otherwise provided pursuant to a stockholders’ agreement among the stockholders. Directors shall be elected by a plurality of the votes cast at any election.

2.8	Proxies.

A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy. Each proxy shall be in writing and signed by the stockholder or the stockholder’s authorized agent or representative or shall be in another form permitted by the General Corporation Law of the State of Delaware. A proxy is not valid after the expiration of three years from its date unless otherwise provided in the proxy.

2.9	Questions Concerning Elections.

The Board of Directors may, in advance of the meeting, or the presiding officer may, at the meeting, appoint one or more inspectors to act at a stockholders’ meeting or any adjournment thereof. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

2.10	Conduct of Stockholders’ Meetings; Closing of Polls.

The Chairperson of the Board, or if there is none, the President, shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. Any rules adopted for, and the conduct of, the meeting shall be fair to stockholders. The Chairperson of the Board, or if there is none, the President, shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall close upon the final adjournment of the meeting. After the polls close, no ballots, proxies, or votes nor any revocations or changes to ballots, proxies, or votes may be accepted.

2.11	Remote Communication Attendance.

A stockholder may participate in a stockholders’ meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if the Board of Directors determines to permit such participation and (a) the means of remote communication allowed are included in the notice of the meeting, or (b) if notice is waived or not required. All participants shall be advised of the means of remote communication and the names of the participants in the meeting shall be divulged to all participants. Participation in a meeting pursuant to this Section 2.11 constitutes presence in person at such meeting. The Board of Directors may hold a meeting of stockholders conducted solely by means of remote communication. Subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders not physically present at a meeting of stockholders may participate in the meeting by means of remote communication and are considered present in person and may vote at the meeting if all of the following are met: (a) the Corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (b) the Corporation implements reasonable measures to provide each stockholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, (c) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation, and (d) the Board of Directors determines to permit such participation and (1) the means of remote communication allowed are included in the notice of the meeting, or (2) notice is waived or not required.

2.12	Action by Consent.

To the extent permitted by the Certificate of Incorporation or applicable law, any action required or permitted to be taken at any stockholders’ meeting may be taken without a meeting, prior notice and a vote, by consent of stockholders in writing or by electronic transmission.

ARTICLE 3. DIRECTORS

3.1	Number and Residence.

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of one or more members. The number of directors shall be determined from time to time by the Board of Directors. Directors need not be Delaware residents or stockholders of the Corporation.

3.2	Election and Term.

Except as provided in Section 3.5 below, directors shall be elected at the annual stockholders’ meeting. Each director elected shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

3.3	Resignation.

A director may resign by notice in writing or by electronic transmission to the Corporation. A director’s resignation is effective upon its receipt by the Corporation or a later time (including a time determined upon the happening of any specified event) set forth in the notice of resignation.

3.4	Removal.

One or more directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote.

3.5	Vacancies.

Vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office, even if the directors remaining in office constitute less than a quorum, or by the stockholders. Each director so chosen shall hold office until the next annual election of directors by the stockholders and until his or her successor is elected and qualified, or until his or her resignation or removal. When one or more directors shall resign, effective at a future time, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

3.6	Place of Meetings.

The Board of Directors may hold meetings at any location. The location of annual and regular Board of Directors’ meetings shall be determined by the Board and the location of special meetings shall be determined by the person calling the meeting.

3.7	Annual Meetings.

Each newly elected Board of Directors may meet promptly after the annual stockholders’ meeting for the purposes of electing officers and transacting such other business as may properly come before the meeting. No notice of the annual directors’ meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum is present.

3.8	Regular Meetings.

Regular meetings of the Board of Directors or Board committees may be held without notice at such places and times as the Board or committee determines.

3.9	Special Meetings.

Special meetings of the Board of Directors may be called by a majority of the directors or the chief executive officer, and shall be called by the President or Secretary upon the request of two directors in writing or by electronic transmission, on two days notice to each director or committee member by mail or 48 hours’ notice by any other means provided in Section 5.1. The notice must specify the place, if any, date and time of the special meeting, but need not specify the business to be transacted at, nor the purpose of, the meeting. Special meetings of Board committees may be called by the Chairperson of the committee or a majority of committee members pursuant to this Section 3.9.

3.10	Quorum.

At all meetings of the Board or a Board committee, a majority of the directors then in office, or of members of such committee, constitutes a quorum for transaction of business, unless a higher number is otherwise required by the Certificate of Incorporation, these Bylaws, any stockholders’ agreement or the Board resolution establishing such Board committee, and provided that in no case shall a quorum consist of less than one-third of the total number of directors that the Corporation would have, or the applicable committee would have, if there were no vacancies on the Board or such committee, respectively. If a quorum is not present at any Board or Board committee meeting, a majority of the directors present at the meeting may adjourn the meeting to another time and place without notice other than announcement at the meeting. Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting, provided a quorum is present.

3.11	Voting.

The vote of a majority of the members present at any Board or Board committee meeting at which a quorum is present constitutes the action of the Board of Directors or of the Board committee, unless a higher vote is otherwise required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation, these Bylaws, any stockholders’ agreement or the Board resolution establishing the Board committee.

3.12	Remote Communication Participation.

Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section 3.12 constitutes presence in person at the meeting.

3.13	Action by Consent.

Any action required or permitted to be taken under authorization voted at a Board or Board committee meeting may be taken without a meeting if all members of the Board then in office or of the Board committee consent to the action in writing or by electronic transmission. Such consents shall be filed with the minutes of the proceedings of the Board or committee and shall have the same effect as a vote of the Board or committee for all purposes.

3.14	Notice of Meetings.

Written notice of each meeting of the Board shall be mailed, postage prepaid, by the Secretary to each director entitled to vote thereat at his or her post office address as it appears upon the books of the Corporation, not less than ten (10) nor more than sixty (60) days before the meeting. Each such notice shall state the place, day and hour at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

ARTICLE 4. OFFICERS

4.1	Officers and Agents.

The Board of Directors shall elect a President, a Secretary and a Treasurer, and may also elect and designate as officers a Chairperson of the Board, a Vice Chairperson of the Board and one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may also from time to time appoint, or delegate authority to the Corporation’s chief executive officer to appoint, such other officers and agents as it deems advisable. Any number of offices may be held by the same person, but an officer shall not execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be executed, acknowledged or verified by two or more officers. An officer has such authority and shall perform such duties in the management of the Corporation as provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws, and as generally pertain to their offices, subject to the control of the Board of Directors.

4.2	Compensation.

The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

4.3	Term.

Each officer of the Corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her earlier resignation or removal. The election or appointment of an officer does not, by itself, create contract rights.

4.4	Removal.

An officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any.

4.5	Resignation.

An officer may resign by notice in writing or by electronic transmission to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time (including a time determined upon the happening of any specified event) specified in the notice of resignation.

4.6	Vacancies.

Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

4.7	Chairperson of the Board.

The Chairperson of the Board, if such office is filled, shall be a director and shall preside at all stockholders’ and Board of Directors’ meetings.

4.8	Chief Executive Officer.

The Chairperson of the Board, if any, or the President, as designated by the Board, shall be the chief executive officer of the Corporation and shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. If no designation of chief executive officer is made, or if there is no Chairperson of the Board, the President shall be the chief executive officer. The chief executive officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

4.9	President.

If the office of Chairperson of the Board is not filled, the President shall perform the duties and execute the authority of the Chairperson of the Board. If the Chairperson of the Board is designated by the Board of Directors as the Corporation’s chief executive officer, the President shall be the chief operating officer of the Corporation, shall assist the Chairperson of the Board in the supervision and management of the business and affairs of the Corporation and, in the absence of the Chairperson of the Board, shall preside at all stockholders’ and Board of Directors’ meetings. The President may delegate to the officers other than the Chairperson of the Board, if any, such of his or her authority and duties at such time and in such manner as he or she deems appropriate.

4.10	Executive Vice Presidents and Vice Presidents.

The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Corporation’s chief executive officer, unless otherwise determined by the Board of Directors or the chief executive officer. The Board of Directors may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.

4.11	Secretary.

The Secretary shall act under the direction of the Corporation’s chief executive officer and President. The Secretary shall attend all stockholders’ and Board of Directors’ meetings, record minutes of the proceedings and maintain the minutes and all documents evidencing corporate action taken by consent of the stockholders and Board of Directors in the Corporation’s minute books. The Secretary shall perform these duties for Board committees when required. The Secretary shall see to it that all notices of stockholders’ meetings and special Board of Directors’ meetings are duly given in accordance with applicable law, the Certificate of Incorporation and these Bylaws. The Secretary shall have custody of the Corporation’s seal and, when authorized by the Corporation’s chief executive officer, President or the Board of Directors, shall affix the seal to any instrument requiring it and attest such instrument.

4.12	Treasurer.

The Treasurer shall act under the direction of the Corporation’s chief executive officer and President. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of the Corporation’s assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Corporation’s chief executive officer, the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Corporation’s chief executive officer, the President and the Board of Directors (at its regular meetings or whenever they request it) an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors prescribes.

4.13	Assistant Vice Presidents, Secretaries and Treasurers.

The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall act under the direction of the Corporation’s chief executive officer, the President and the officer they assist. In the order of their seniority, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the Secretary. The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer.

4.14	Execution of Contracts and Instruments.

The Board of Directors may designate an officer or agent with authority to execute any contract or other instrument on the Corporation’s behalf; the Board may also ratify or confirm any such execution. If the Board authorizes, ratifies or confirms the execution of a contract or instrument without specifying the authorized executing officer or agent, the Corporation’s chief executive officer, the President, any Executive Vice President or Vice President or the Treasurer may execute the contract or instrument in the name and on behalf of the Corporation and may affix the corporate seal to such document or instrument.

4.15	Voting of Shares and Securities of Other Corporations and Entities.

Unless the Board of Directors otherwise directs or pursuant to a stockholders’ agreement, the Corporation’s chief executive officer shall be entitled to vote or designate a proxy to vote all shares and other securities which the Corporation owns in any other corporation or entity.

ARTICLE 5. NOTICES AND WAIVERS OF NOTICE

5.1	Delivery of Notices.

All notices to stockholders, directors and Board committee members shall be given (a) personally, (b) by mail (registered, certified or other first class mail, except where otherwise provided in the General Corporation Law of the State of Delaware, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the General Corporation Law of the State of Delaware. In addition to any other form of notice to a stockholder permitted by the Certificate of Incorporation, these Bylaws, or the General Corporation Law of the State of Delaware, any notice given to a stockholder by a form of electronic transmission to which the stockholder has consented is effective. Notices to directors or Board committee members may also be delivered at his or her office on the Corporation’s premises, if any, or by express carrier, addressed to the address referred to in the preceding sentence. When a notice is required or permitted by the General Corporation Law of the State of Delaware or these Bylaws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Section 5.1 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the General Corporation Law of the State of Delaware or these Bylaws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. Notices given by express carrier shall be deemed “dispatched” on the day and at the time the express carrier guarantees delivery of the notice. The Corporation shall have no duty to change the written or electronic address of any director, Board committee member or stockholder unless the Secretary receives notice in writing or by electronic transmission of such address change.

5.2	Waiver of Notice.

Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a stockholder, his or her attorney in fact, submits a signed waiver or a waiver by electronic transmission of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. A stockholder’s attendance at a meeting (in person or by proxy) will result in both of the following:

(A)	Waiver of objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(B)

Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

A director’s attendance at or participation in any Board or Board committee meeting waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

ARTICLE 6. SHARE CERTIFICATES AND STOCKHOLDERS OF RECORD

6.1	Certificates for Shares.

Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him or her in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board of Directors, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Certificates of each class shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of the Corporation by any two authorized officers. The officers’ signatures may be facsimiles. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were such officer at the date of issue.

6.2	Lost or Destroyed Certificates.

The Board of Directors may direct or authorize an officer to direct that a new certificate for shares be issued in place of any certificate alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors or officer may, in its discretion and as a condition precedent to the issuance thereof, require the owner (or the owner’s legal representative) of such lost or destroyed certificate to give the Corporation an affidavit claiming that the certificate is lost or destroyed or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to such old or new certificate.

6.3	Transfer of Shares.

Shares of the Corporation are transferable only on the Corporation’s stock transfer books upon surrender to the Corporation or its transfer agent of a certificate for the shares, duly endorsed for transfer, and the presentation of such evidence of ownership and validity of the transfer as the Corporation requires.

6.4	Record Date.

The Board of Directors may fix, in advance, a date as the record date for determining stockholders for any purpose, including determining stockholders entitled to (a) notice of, and to vote at, any stockholders’ meeting or any adjournment of such meeting; (b) express consent to, or dissent from, a proposal without a meeting; or (c) receive payment of a share dividend or distribution or allotment of a right. The record date shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 10 days after the Board resolution fixing a record date for determining stockholders entitled to express consent to, or dissent from, a proposal without a meeting, nor more than 60 days before any other action.

If a record date is not fixed:

(A)

the record date for determining the stockholders entitled to notice of, or to vote at, a stockholders’ meeting shall be the close of business on the day next preceding the day on which notice of the meeting is given, or, if no notice is given, the close of business on the day next preceding the day on which the meeting is held; and

(B)

if prior action by the Board of Directors is not required with respect to the corporate action to be taken without a meeting, the record date for determining stockholders entitled to express consent to, or dissent from, a proposal without a meeting shall be the first date on which a signed written consent is properly delivered to the Corporation, and when prior action by the Board of Directors is required with respect to the corporate action, the record date for determining stockholders entitled to express consent to, or dissent from, a proposal without a meeting shall be at the close of business on the date on which the Board of Directors takes such prior action; and

(C)	the record date for determining stockholders for any other purpose shall be the close of business on the day on which the resolution of the Board of Directors relating to the action is adopted.

A determination of stockholders of record entitled to notice of, or to vote at, a stockholders’ meeting shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

Only stockholders of record on the record date shall be entitled to notice of, or to participate in, the action to which the record date relates, notwithstanding any transfer of shares on the Corporation’s books after the record date. This Section 6.4 shall not affect the rights of a stockholder and the stockholder’s transferor or transferee as between themselves.

6.5	Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of a share for all purposes, including notices, voting, consents, dividends and distributions, and shall not be bound to recognize any other person’s equitable or other claim to interest in such share, regardless of whether it has actual or constructive notice of such claim or interest.

ARTICLE 7. INDEMNIFICATION

7.1	Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists as of the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide both prior to such amendment and as of the date hereof), against all expense, liability and loss (including attorneys’ fees, judgments, fines, retainers, expert witness fees, private investigators, professional advisors, demonstrative evidence, document review, organization, imaging and computerization costs, travel, duplicating, printing, binding and other customary proceeding-related costs), ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however , that, except as provided in Section 7.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding within thirty (30) days after the receipt by the Corporation of a written statement requesting such advance or advances from time to time; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article 7 or otherwise. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and trustees. Any advances pursuant to this Section 7.1 shall be made without regard to the person entitled to advancement’s (i) ability to repay the expenses, (ii) ultimate entitlement to indemnification, and (iii) entitlement to and availability of insurance coverage, including advancement, payment or reimbursement of defense costs, expenses or covered loss under the provisions of any applicable insurance policy (including , without limitation, whether such advancement, payment or reimbursement is withheld, conditioned or delayed by the insurer(s)).

7.2	Determination; Claims.

If a claim under Section 7.1 of this Article 7 is not paid in full by the Corporation within thirty days after written notice thereof has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and the Corporation shall indemnify such person to the fullest extent permitted by law against any and all reasonable attorneys’ fees, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other out-of-pocket disbursements or expenses of the types customarily incurred in connection with an action to enforce indemnification or advancement rights, or an appeal from such action, other than fees, salaries, wages or benefits owed to such person (collectively, “Enforcement Expenses”) and, if requested by any person entitled to indemnification hereunder, shall (within thirty (30) days after receipt by the Corporation of a written request therefor) advance, to the extent not prohibited by law, such Enforcement

Expenses to such person, which are incurred in connection with any action brought by any person entitled to indemnification hereunder for indemnification or advancement from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation in the suit for which indemnification or advancement is being sought. If successful in whole or in part, the claimant shall be entitled to be paid also the Enforcement Expenses, to the extent not already paid. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct under the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

7.3	Non-Exclusivity of Rights.

The rights to indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition conferred in this Article 7 shall not be (and they shall not be deemed to be) exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.4	Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, trustee, employee or agent of the Corporation or another corporation, or of a partnership, joint venture, trust or other enterprise against any expense, liability or loss (as such terms are used in this Article 7), whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

7.5	Amendment or Repeal.

Any repeal or modification of this Article 7 shall not impair or otherwise affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

7.6	Non-Imputation

The knowledge and/or actions, or failure to act, of any director, manager, partner, officer, employee, agent or trustee of the Corporation, any subsidiary of the Corporation, or any enterprise shall not be imputed to any person entitled to indemnification hereunder for purposes of determining the right to indemnification hereunder.

7.7	Effect of Termination of Proceedings

The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided hereunder) of itself adversely affect the right of any director, officer or trustee to indemnification or create a presumption that such director, officer or trustee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that such director, officer or trustee had reasonable cause to believe that his or her conduct was unlawful.

7.8	Rebuttable Presumption.

This Article 7 shall be liberally construed in favor of indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under this Article 7 is entitled to such indemnification and the Corporation shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

7.9	Severability.

If any provision of this Article 7 shall be deemed invalid or unenforceable, the Corporation shall remain obligated to indemnify and advance expenses subject to all those provisions of this Article 7 which are not invalid or unenforceable.

7.10	Contribution

To the fullest extent permissible under applicable law, if the indemnification provided for in this Article 7 is unavailable for any reason whatsoever, the Corporation, in lieu of indemnifying any person entitled to indemnification hereunder, shall contribute to the amount incurred by such person, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Corporation and any person entitled to indemnification hereunder in connection with the event(s) and/or transaction(s) giving rise to such proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and any person entitled to indemnification hereunder in connection with such event(s) and/or transactions.

ARTICLE 8. GENERAL PROVISIONS

8.1	Checks and Funds.

All checks, drafts or demands for money and notes of the Corporation must be signed by such officer or officers or such other person or persons as the Board of Directors from time to time designates. All funds of the Corporation not otherwise employed shall be deposited or used as the Board of Directors from time to time designates.

8.2	Fiscal Year.

The fiscal year of the Corporation shall end on December 31 or such other date as the Board of Directors from time to time determines.

8.3	Corporate Seal.

The Board of Directors may adopt a corporate seal for the Corporation. The corporate seal, if adopted, shall be circular and contain the name of the Corporation and the words “Corporate Seal Delaware”. The seal may be used by causing it or a facsimile of it to be impressed, affixed, reproduced or otherwise.

8.4	Books and Records.

The Corporation shall keep within or outside of Delaware books and records of account and minutes of the proceedings of its stockholders, Board of Directors and Board committees, if any. The Corporation shall keep at its registered office or at the office of its transfer agent within or outside of Delaware records containing the names and addresses of all stockholders, the number, class and series of shares held by each and the dates when they respectively became recordholders of shares. Any of such books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE 9. AMENDMENTS

These Bylaws may be amended or repealed, or new Bylaws may be adopted, by unanimous vote of the stockholders. The Certificate of Incorporation or these Bylaws may from time to time specify particular provisions of the Bylaws which may not be altered or repealed by the Board of Directors.

ARTICLE 10. SCOPE OF BYLAWS

These Bylaws govern the regulation and management of the affairs of the Corporation to the extent that they are consistent with applicable law and the Certificate of Incorporation; to the extent they are not consistent, applicable law and the Certificate of Incorporation shall govern.